Exhibit 10.1

AMENDMENT NO. 1 TO

THE CREDIT AGREEMENT

Dated as of October 22, 2009

AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (together with the Consent (as hereinafter defined), this “Amendment No. 1”) among NEWSDAY LLC, a Delaware limited liability company (the “Borrower”) and the financial institutions and other institutional lenders party hereto (collectively, the “Lenders” and individually, a “Lender”), and acknowledged by BANK OF AMERICA, N.A., as administrative agent for the Lenders (the “Administrative Agent”).

PRELIMINARY STATEMENTS:

(1)                                  The Borrower, CSC Holdings, Inc., the Lenders and the Administrative Agent have entered into the Credit Agreement dated as of July 29, 2008 (as amended, restated, supplemented or otherwise modified the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment No. 1 have the same meanings as specified in the Credit Agreement.

(2)                                  The Borrower and the Lenders have agreed to amend the Credit Agreement to (i) amend the definitions of Applicable Margin and Applicable Rate, (ii) eliminate the Consolidated Interest Coverage Ratio definition, (iii) add the definitions of Cash Balance and Liquidity, (iv) amend the optional prepayment premiums, (v) replace the interest coverage covenant with a minimum liquidity covenant, and (vi) add a compliance certificate covenant.

SECTION 1.                                Amendments to Credit Agreement.

(a)                                  Section 1.01 of the Credit Agreement is, as of the Amendment No. 1 Effective Date (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended by:

(i)                         deleting the definition of “Consolidated Interest Coverage Ratio” in its entirety;

(ii)                      adding the defined terms “Cash Balance” and “Liquidity” in the appropriate alphabetical order to read in full as follows:

“Cash Balance” means, at any time, the aggregate amount of unrestricted cash (including certificates of deposit and time deposits) and Cash Equivalents on hand (in each case free and clear of all Liens, other than Liens in favor of the Administrative Agent, for the benefit of the Lenders or Liens permitted under Section 7.01(d) or (l)) and, in the case of Cash Equivalents, available for use within a reasonable period of time (including amounts on deposit in accounts with respect to which a Deposit Account Control Agreement (as such term is defined in the Security Agreement) is in effect) of the Borrower and the Subsidiary Guarantors.

“Liquidity” means, at any time, the Cash Balance at such time.

(iii)                   amending and restating the defined terms “Applicable Margin” and “Applicable Rate”  to read in full as follows:

“Applicable Margin” means 6.25% per annum.

“Applicable Rate” means 10.50% per annum.

(b)                                 Section 2.03(a) of the Credit Agreement is, as of the Amendment No. 1 Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended by amending and restating clause (ii) thereof to read in full as follows:

“(ii)                            The Borrower may, upon notice to the Administrative Agent, voluntarily prepay the Term Loans in whole or in part at a premium of (A) from the first day of the 31st month through the last day of the 40th month, (x) in the case of Fixed Rate Term Loans, 6.50% and (y) in the case of Floating Rate Term Loans, 4.625%, in each case of the aggregate principal amount of the Term Loan so prepaid, (B) from the first day of the 41st month through the last day of the 50th month, (x) in the case of Fixed Rate Term Loans, 3.25% and (y) in the case of the Floating Rate Term Loans, 2.3125%, in each case of the aggregate principal amount of the Term Loan so prepaid, and (C) from the first day of the 51st month through the last day of the 60th month, without premium or penalty.”

(c)                                  Section 6.01 of the Credit Agreement is, as of the Amendment No. 1 Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended by adding the following new clause (h) after clause (g) thereof:

“(h)                           Within 30 days after each June 30 and December 31, beginning with December 31, 2009, a certificate of a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that the Borrower is in compliance with Section 7.10 as of such June 30 or December 31.”

(d)                                 Section 6.08 of the Credit Agreement is, as of the Amendment No. 1 Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended by amending and restating subclause (iii) therein to read in full as follows:

“(iii)                         there shall be Liquidity of at least $25,000,000 after giving effect to such Subsidiary Redesignation and based on the good faith projections prepared by the Borrower for the period from the date of the Subsidiary Redesignation to the later of the subsequent June 30 and December 31, the Borrower shall be in compliance with Section 7.10 on each of June 30 and December 31 following the date of such Subsidiary Redesignation.”

(e)                                  Section 7.06 of the Credit Agreement is, as of the Amendment No. 1 Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended by amending and restating clause (e) therein to read in full as follows:

“(e)                            so long as immediately after giving pro forma effect to such Restricted Payment, the Borrower shall be in pro forma compliance with the covenant set forth in Section 7.10 such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such Restricted Payment had been consummated as of the first day of the fiscal period covered thereby, the Borrower may make Restricted Payments from the Available Amount, less any Investments made pursuant to Section 7.03(i);”

(f)                                    Section 7.10 of the Credit Agreement is, as of the Amendment No. 1 Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby deleted in its entirety and replaced with the following Minimum Liquidity covenant:

“7.10                     Minimum Liquidity. Maintain, as of each June 30 and December 31, beginning with December 31, 2009, Liquidity of at least $25,000,000.”

SECTION 2.                                Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent and the Lenders party hereto as follows:

(a)                                  Qualification and Power. Each Loan Party has full power, authority and legal right to perform its obligations under this Amendment No. 1, the Credit Agreement as amended hereby and the other Loan Documents to which it is a party.

(b)                                 Authorization; No Contravention. The execution, delivery and performance by each of the Loan Parties of this Amendment No. 1 have been duly authorized by all necessary corporate or other organizational action and do not and will not:  (a) violate any Law currently in effect (other than violations that, singly or in the aggregate, have not had and would not reasonably be expected to have a Materially Adverse Effect), or any provision of any of the Loan Parties’ respective charters, by-laws or membership agreements presently in effect; (b) conflict with or result in the breach of, or constitute a default or require any consent under, or require any payment to be made under (i) any Contractual Obligation to which any of the Loan Parties is a party or their respective properties may be bound or affected or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Loan Party or their respective properties are subject (other than any conflict, breach, default or required consent that, singly or in the aggregate, have not had and would not reasonably be expected to have a Materially Adverse Effect); or (c) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties or assets now owned or hereafter acquired by any Loan Party.

(c)                                  Litigation; Compliance with Laws. There are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of any Loan Party threatened, against any Loan Party or any of their respective properties or assets, before any court or arbitrator or by or before any Governmental Authority that, singly or in the aggregate, would reasonably be expected to have a Materially Adverse Effect. None of the Loan Parties is in default under or in violation of or with respect to any Laws or any writ, injunction or decree of any court, arbitrator or Governmental Authority except for minor defaults which, if continued unremedied, would not reasonably be expected to have a Materially Adverse Effect.

(d)                                 No Default. None of Loan Parties is in default in the payment or performance or observance of any Contractual Obligation, which default, either alone or in conjunction with all other such defaults, has had or would reasonably be expected to have a Materially Adverse Effect.

(e)                                  Approval of Regulatory Authorities.  No approval or consent of, or filing or registration with, any Governmental Authority is required in connection with (a) the execution, delivery and performance by, or enforcement against any Loan Party of this Amendment No. 1, the Credit Agreement as amended hereby or any other Loan Document or (b) the exercise by the Administrative Agent or any Lender of its rights under this Amendment No. 1, the Credit Agreement as amended hereby or the other Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.

(f)                                    Binding Agreements. This Amendment No. 1 has been duly executed and delivered by each Loan Party and the Credit Agreement as amended hereby and the other Loan Documents constitute the legal, valid and binding obligations of each Loan Party, enforceable in accordance with their respective terms (except for limitations on enforceability under bankruptcy, reorganization, insolvency and other similar laws affecting creditors’ rights generally and limitations on the availability of the remedy of specific performance imposed by the application of general equitable principles).

SECTION 3.                                Conditions of Effectiveness.  This Amendment No. 1 shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received:

(i)                         counterparts of this Amendment No. 1 executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent and the Borrower that such Lender has executed this Amendment No. 1, and

(ii)                      the consent attached hereto (the “Consent”) executed by each of the Guarantors,

except that Section 1 shall only become effective (the “Amendment No. 1 Effective Date” ) when and only when, in addition, the Administrative Agent shall have received:

(i)                                     an officer’s certificate, dated as of the Amendment No. 1 Effective Date, duly executed and delivered by the Borrower, as to:

(A)                              resolutions of the board of directors of the Borrower then in full force and effect authorizing, to the extent relevant, the execution and delivery of this Amendment No. 1 and any other documents necessary to effect this Amendment No. 1 and the performance of the obligations of the Borrower hereunder;

(B)                                the incumbency and signatures of those persons as authorized to act with respect to this Amendment No. 1; and

(C)                                the absence of any event occurring and continuing, or resulting from this Amendment No. 1, that constitutes a Default.

(ii)                                  for the account of each Lender executing this Amendment No. 1 on or before 5:00 pm New York City time, on October 28, 2009, a fee equal to 0.25% of such Lender’s Commitment, and

(iii)                               all reasonable out-of-pocket fees and expenses of the Administrative Agent and each Lender (including, but not limited to, all reasonable fees and expenses of counsel to the Administrative Agent and each Lender, including the fees and expenses of Dechert, LLP, counsel to certain Lenders) in connection with the preparation, execution, delivery and administration of this Amendment No. 1 and as otherwise payable in accordance with the terms of the Credit Agreement including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and the Lenders in accordance with the terms of Section 12.04 of the Credit Agreement.

SECTION 4.                                Reference to and Effect on the Loan Documents.  (a)  On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment No. 1.

(b)                                 The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment No. 1, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)                                  The execution, delivery and effectiveness of this Amendment No. 1 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 5.                                Execution in Counterparts.  This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment No. 1 by telecopier or in “pdf” or similar format by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment No. 1.

SECTION 6.                                Governing Law.  This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NEWSDAY LLC, as the Borrower

By:	/s/ Kevin Watson
Name:	Kevin Watson
Title:	SVP, Treasurer and Assistant Secretary

Signature Page

Acknowledged by:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Antonikia Thomas
Name:	Antonikia Thomas
Title:	Assistant Vice President

Signature Page

CONSENT

Dated as of October 22, 2009

Each of the undersigned, as a Guarantor under the Credit Agreement referred to in the foregoing Amendment and, in the case of Newsday Holdings, LLC, a Grantor under the Collateral Documents referred to in the Credit Agreement hereby consents to such Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Amendment, each of the Guaranty contained in the Credit Agreement and the grant of Collateral contained in the Collateral Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment and (b) the Collateral Documents to which such Grantor is, where applicable, a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (as such term is defined in the Collateral Documents).

NEWSDAY HOLDINGS, LLC, as a Guarantor and Grantor

By:	/s/ Kevin Watson
Name:	Kevin Watson
Title:	SVP, Treasurer and Assistant Secretary

CSC HOLDINGS, INC., as a Guarantor

By:	/s/ Kevin Watson
Name:	Kevin Watson
Title:	SVP and Treasurer

NMG HOLDINGS INC., as a Guarantor

By:	/s/ Kevin Watson
Name:	Kevin Watson
Title:	SVP and Treasurer